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                         EXHIBIT 10.7B TO FORM 10-KSB

                               AMENDMENT NO. 1 TO
                     CENTURY TOWER BUILDING LEASE AGREEMENT


    THIS AMENDMENT NO. 1 TO CENTURY TOWER BUILDING LEASE AGREEMENT (this "Amendment") is entered into as of December 29, 1997, by and between THIRD AVENUE ASSOCIATES, a Washington limited partnership ("Landlord"), and fine.com CORPORATION, a Washington corporation ("Tenant").

                                    RECITALS

    A. Landlord and Tenant entered into that certain Century Tower Building Lease Agreement dated November 19, 1997 (the "Lease"), for the lease of certain premises (the "Premises") located at the Century Tower Building, 1520 Third Avenue, Seattle, Washington 98101, consisting of approximately 10,434 rentable square feet and commonly known as Suite 800. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning as they are given in the Lease.

    B. Pursuant to Section 1.05 of the Lease, Tenant has exercised its Right of First Refusal to lease certain space (the "Right of First Refusal Space") located on the sixth (6th) floor of the Building consisting of approximately 5,216 rentable square feet in the location shown on the floor plan attached hereto as Exhibit A.

    C. Landlord and Tenant desire to enter into this Amendment to set forth the terms and conditions of Tenant's lease of the Right of First Refusal Space.

    NOW, THEREFORE, the parties agree as follows:

    1. Expansion of Premises. Commencing on March 1, 1998 (the "Right of First Refusal Space Commencement Date"), the Premises shall be expanded to consist of the Right of First Refusal Space (for a total rentable area of 15,650 square feet). All references in the Lease to the Premises shall be deemed to include the Premises as expanded by the Right of First Refusal Space.

    2. Improvements to Expansion Space. Landlord agrees to construct certain tenant improvements (the "Right of First Refusal Space Improvements") to the Right of First Refusal Space. The Right of First Refusal Space Improvements shall be constructed in accordance with a space plan and work letter to be prepared by Landlord's space planner and approved by Landlord and Tenant. The Right of First Refusal Space Improvements shall be similar to the initial Tenant Improvements described in Exhibit C to the Lease. Landlord shall pay for the cost of the Right of First Refusal Space Improvements up to a maximum of $97,977.82 (the "Right of First Refusal Allowance"). The Right of First Refusal Allowance shall be applied by Landlord exclusively toward the cost of Right of First Refusal Space Improvements and Design Costs and Moving Costs related to the Right of First Refusal Space. Tenant shall pay all costs in excess of the Right of First Refusal Space Allowance directly to Landlord's contractor promptly upon receipt of an invoice for such excess cost. Landlord agrees that all subcontracts will be competitively bid to at least two contractors. If Turner Construction bids on any of the major subtrades, those projects shall be put out to bid to at least two additional contractors. Tenant shall prepare a bid spreadsheet for Landlord and Tenant to review for all trades and subcontracts. Unless mutually agreed upon by Landlord and Tenant, Turner Construction shall select the lowest bidder for each trade and subcontract. Landlord shall use its good faith efforts to substantially complete the Right of First Refusal Space Improvements on or before March 1, 1998; provided, that if Landlord has not substantially completed the improvements by March 1, 1998, then this Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event Tenant shall not commence paying rent for the Right of First Refusal Space until Landlord has substantially completed such improvements (except to the extent that any delay is caused by Tenant.


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    3.  Basic Rent.  Effective on the Right of First Refusal Space Commencement
Date, Section 4.01 of the Lease Summary shall be amended in part to add the following:

        RIGHT OF FIRST REFUSAL SPACE BASIC RENT:
        ---------------------------------------

        Months of        Monthly          Rent Per
       Lease Term   Rent Installment  Rentable Sq. Ft.
       -----------  ----------------  ----------------
       3/1/98 - 12      $7,367.60          $16.95
         13 - 64        $7,606.67          $17.50
         65 - 88        $8,041.33          $18.50

    4.  Tenant's Proportionate Share.

          (a)  Effective on the Right of First Refusal Space Commencement Date,
Section 4.02(a) of the Lease Summary shall be amended as follows:

          Tenant's Proportionate Share:       37.505%

    5. Consent of Guarantor. The undersigned Guarantor hereby consents to the provisions of this Amendment and agrees that the terms and conditions of the Personal Guaranty affixed as Exhibit F to the Lease shall apply to Landlord's costs of leasing commissions and brokerage fees, moving allowances, design allowances, and tenant improvement allowances in connection with the Right of First Refusal Space.

    6. Ratification. Except as expressly set forth herein, the terms and conditions of the Lease are hereby ratified.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TENANT:                                LANDLORD:

fine.com CORPORATION, a                THIRD AVENUE ASSOCIATES, a
Washington corporation                 Washington limited partnership


By:    /s/  James P. Chamberlin        By:    /s/  Gary J. Carpenter
   -----------------------------          ----------------------------------
  Its:   Chief Financial Officer         Its:   General Partner
        ------------------------               -----------------------------
                                       By:    /s/  Richard C. Clotfelter
                                          ----------------------------------
                                         Its:    General Partner
                                               -----------------------------

GUARANTOR:

       /s/  Daniel M. Fine
--------------------------------
DAN FINE, an individual

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